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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Seagull Energy Corporation:

         We consent to the incorporation by reference in the registration statement to be filed on Form S-8 of Seagull Energy Corporation of our report dated January 27, 1995, relating to the consolidated balance sheets of Seagull Energy Corporation and Subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears or is incorporated by reference in the December 31, 1994 Annual Report on Form 10-K of Seagull Energy Corporation.

         Our report refers to a change in accounting principle for the adoption of the Financial Accounting Standards Board Statement of Financial Accounting Standard No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions and No. 109, Accounting for Income Taxes.




/s/ KMPG PEAT MARWICK LLP
    ------------------------
    KPMG Peat Marwick LLP



Houston, Texas
October 31, 1995